Exhibit 4.10

THIRD SUPPLEMENTAL INDENTURE

Third Supplemental Indenture (this “Supplemental Indenture”) dated as of February 25, 2020, among Sibanye Stillwater Limited (“New Holdco”), Stillwater Mining Company (the “Issuer”), Sibanye Gold Limited (the “Company”), Kroondal Operations Proprietary Limited, Sibanye Rustenburg Platinum Mines Proprietary Limited and Western Platinum Proprietary Limited (collectively with the Company the “Guarantors”) and The Bank of  New York Mellon, London Branch, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an indenture dated as of June 27, 2017, as amended and supplemented by the First Supplemental Indenture, dated as  of January 23, 2019 and the Second Supplemental Indenture, dated as of January 8, 2020 (as so amended and supplemented, the “Indenture”) providing for the issuance of an unlimited aggregate principal amount of the Issuer’s 6.125% Senior Notes due 2022 (the “2022 Notes”) and 7.125% Senior Notes due 2025 (the “2025 Notes” and, together with the 2022 Notes, the “Notes”);

WHEREAS, the definition of “Permitted Reorganization” contained in Section 1.01 of the Indenture contemplates the transactions contemplated hereby;

WHEREAS, pursuant to Section 9.01(a) of the Indenture, the Trustee, the Issuer and the Guarantors may execute and deliver this Supplemental Indenture without the consent of any Holder; and

WHEREAS, the Issuer has requested and hereby requests that the Trustee join with New Holdco, the Issuer and   the Guarantors in the execution and delivery of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt  of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Amendment. New Holdco hereby expressly assumes all of the obligations of the Company under the Notes and the Indenture.

3.            Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.           Waiver of Jury Trial. EACH OF NEW HOLDCO, THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used  in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

6.            Headings. The headings of the Sections of this Supplemental Indenture have been inserted for  convenience of reference only, are not to be considered a part of this  Supplemental  Indenture  and shall in no way modify or restrict any of the terms or provisions hereof.

7.           The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which recitals and statements are made solely by the Issuer, and the Trustee assumes no responsibility for their correctness.

8.           Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as  expressly  amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part  of the Indenture for all purposes, and every Holder of any Note heretofore or hereafter authenticated and delivered shall by bound hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

STILLWATER MINING COMPANY

By:	/s/ Charl Keyter
Name: Charl Keyter
Title: Director

SIBANYE STILLWATER LIMITED

By:	/s/ Charl Keyter
Name: Charl Keyter
Title: Director

SIBANYE GOLD LIMITED

By:	/s/ Charl Keyter
Name: Charl Keyter
Title: Director

KROONDAL OPERATIONS PROPRIETARY LIMITED

By:
Name:
Title:

SIBANYE RUSTENBURG PLATINUM MINES PROPRIETARY LIMITED

By:	/s/ Charl Keyter
Name: Charl Keyter
Title: Director

WESTERN PLATINUM PROPRIETARY LIMITED

By:	/s/ Charl Keyter
Name: Charl Keyter
Title: Director

[Signature Page to Stillwater – Sibanye Third Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

STILLWATER MINING COMPANY

By:
Name:
Title:

SIBANYE STILLWATER LIMIT ED

By:
Name:
Title:

SlBANYE GOLD LIMITED

By:
Name:
Title:

KROONDAL OPERATIONS PROPRIETARY LIMITED

By:	/s/ Lerato Matlosa
Name: Lerato Matlosa
Title: Company Secretary

SIBANYE RUSTENBURG PLATINUM MINES PROPRIETARY LIMITED

By:
Name:
Title:

WESTERN PLATINUM PROPRIETARY LIMITED
By:
Name:
Title:

[Signature Page to Stillwater – Sibanye Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON, LONDO BRANCH, as Trustee

By:	/s/ Thomas Vanson
Name: Thomas Vanson
Title: Authorised Signatory

[Signature Page to Stillwater – Sibanye Third Supplemental Indenture]